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                                                                    EXHIBIT 23.1

                         INDEPENDENT AUDITORS' CONSENT

To the Board of Directors and Stockholders of Immersion Corporation:

     We consent to the use in this Registration Statement of Immersion Corporation on Form S-1 of our report dated April 2, 1999 (August 31, 1999 as to
Note 14) appearing in the Prospectus, which is part of this Registration Statement, and of our report dated April 2, 1999 relating to the financial statement schedule appearing elsewhere in this Registration Statement. We also consent to the reference to us under the heading "Experts" in such Prospectus.

DELOITTE & TOUCHE LLP
San Jose, California
August 31, 1999